UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2026

Ondas Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39761	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Avenue, Suite 800, West Palm Beach, Florida 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 350-9994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously announced, on October 29, 2025, Ondas Inc. (the “Company”) completed the acquisition of a controlling interest in 4M Defense Ltd., a company registered in the State of Israel (“4M”), pursuant to the Share Purchase Agreement, dated October 24, 2025 (the “4M Agreement”), by and among the Company, 4M, Chirokka Holding Ltd., a company registered in the State of Israel (“HoldCo”), Mr. Itzik Malka (“Mr. Malka”), and Mr. Nir Cohen (“Mr. Cohen,” together with Mr. Malka, the “Sellers”). In accordance with the terms of the 4M Agreement, the Company acquired 70% of the issued and outstanding share capital of HoldCo (the “Acquisition”).

On March 16, 2026, pursuant to that certain Supplement to Share Purchase Agreement, dated March 16, 2026, by and between the Company, 4M, HoldCo and Mr. Cohen (the “Supplement”), the Company acquired the remaining 30% of the issued and outstanding share capital of HoldCo from Mr. Cohen, for a purchase price of (i) 352,968 shares of Common Stock, and (ii) an additional amount of up to $1,400,000 shares of Common Stock in contingent earn-out payments, subject to certain milestones as set forth in the Supplement (the “Shares”).

Pursuant to the Agreement, the Sellers shall be subject to daily trading volume limitations, whereby all such Sellers may not sell, in the aggregate, any Common Stock issued to such Sellers pursuant to the Agreement on any trading market in any single trading day to the extent such sales would exceed ten percent (10%) of the average daily trading volume of such stock as reported on the principal trading market on which the Common Stock is listed, calculated based on the ten (10) consecutive trading days immediately preceding the relevant date of determination.

Pursuant to that certain Registration Rights Agreement, dated October 29, 2025, by and between the Company, Mr. Malka and Mr. Cohen (the “Registration Rights Agreement”), the Company agreed to file with the Securities and Exchange Commission (“SEC”) a prospectus supplement pursuant to Rule 424(b)(7) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), providing for the resale by Mr. Cohen of the Shares, subject to the trading limitation discussed above.

The foregoing description of the Acquisition, the Supplement, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the Supplement and 4M Registration Rights Agreement, a copy of which are attached hereto as Exhibits 2.2 and 10.1, and is incorporated herein by reference.

A copy of the opinion of Snell & Wilmer L.L.P. relating to the legality of the issuance of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. The issuances of the Shares in Item 2.01 above is exempt from the registration requirements of the Securities Act in accordance with Regulation S thereunder.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements are not required in connection with the Acquisition pursuant to Rule 3-05(b) of Regulation S-X.

(b) Pro forma financial information is not required in connection with the Acquisition pursuant to Article 11 of Regulation S-X.

(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
2.1*	Share Purchase Agreement, by and among the Company, 4M Defense Ltd., Chirokka Holding Ltd., Mr. Itzik Malka, and Mr. Nir Cohen, dated October 24, 2025 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 27, 2025).
2.2*	Supplement to Share Purchase Agreement, by and among by and among the Company, 4M Defense Ltd., Chirokka Holding Ltd., and Mr. Nir Cohen.
5.1	Opinion of Snell & Wilmer L.L.P.
10.1	Registration Rights Agreement, dated October 29, 2025, by and among the Company, Mr. Itzik Malka and Mr. Nir Cohen (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2025).
23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and Exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2026	ONDAS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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